As filed with the Securities and Exchange Commission on July 15, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVOLVING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1010843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(303) 802-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Evolving Systems, Inc. 2016 Stock Incentive Plan

(Full title of the plan)

Daniel J. Moorhead

Chief Financial Officer

Evolving Systems, Inc.

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(303) 802-1000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Charles D. Maguire, Esq.

Bryan Cave LLP

1700 Lincoln Street, Suite 4100

Denver, CO 80203

(303) 861-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	250,000 shares	$5.43	$1,357,500	$136.70

(1)         This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on July 14, 2016.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Evolving Systems, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

(c)           The Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, March 3, March 18 and June 17, 2016;

(d)           The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 29, 2016 for the Annual Meeting of Stockholders held on June 15, 2016; and

(e)           The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1

Evolving Systems, Inc. 2016 Stock Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 29, 2016 and incorporated herein by reference).

5.1	Opinion of Bryan Cave LLP.
23.1	Consent of Friedman LLP.
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 15th day of July, 2016.

EVOLVING SYSTEMS, INC.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Thomas Thekkethala and Daniel J. Moorhead, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS THEKKETHALA	President and Chief Executive Officer (Principal Executive Officer)	July 15, 2016
Thomas Thekkethala

/s/ DANIEL J. MOORHEAD	Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2016
Daniel J. Moorhead

/s/ THADDEUS DUPPER	Chairman of the Board	July 15, 2016
Thaddeus Dupper

/s/ DAVID J. NICOL	Director	July 15, 2016
David J. Nicol

/s/ DAVID S. OROS	Director	July 15, 2016
David S. Oros

/s/ RICHARD R. RAMLALL	Director	July 15, 2016
Richard R. Ramlall

/s/ JULIAN D. SINGER	Director	July 15, 2016
Julian D. Singer

/s/ MATTHEW STECKER	Director	July 15, 2016
Matthew Stecker

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